Exhibit 5.1

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

+1 612 766 7000 main

May 18, 2026

Celcuity Inc.

2800 Campus Drive, Suite 140

Minneapolis, Minnesota 55441

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Celcuity Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), registering the offer and sale of (i) up to 3,000,000 shares (the “2026 Plan Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), issuable pursuant to the Celcuity Inc. 2026 Stock Incentive Plan (the “2026 Plan”), and (ii) up to 530,423 additional shares of Common Stock (the “ESPP Shares” and, together with the 2026 Plan Shares, the “Shares”) issuable pursuant to the Celcuity Inc. Amended and Restated 2017 Employee Stock Purchase Plan (the “ESPP” and, together with the 2026 Plan, the “Plans”).

For purposes of this opinion letter, we have examined the Plans, the Registration Statement, the Company’s Certificate of Incorporation, as amended and currently in effect, the Company’s Bylaws, as currently in effect, and the resolutions of the Company’s Board of Directors authorizing the issuance of the Shares. We have also examined a certificate of the Assistant Secretary of the Company dated the date hereof (the “Certificate”) and originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have made such examination of statutes as we have deemed relevant and necessary in connection with the opinions hereinafter expressed. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and other representatives of the Company (including the Certificate) and of others, without any independent verification thereof.

In rendering the opinions set forth below, we have assumed, without independent verification or investigation: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures, including electronic signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (v) the authenticity of the originals of such latter documents; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, documents, instruments, certificates and records we have reviewed; and (vii) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

Based upon such examination and review, and subject to the foregoing and the other qualifications, assumptions and limitations set forth herein, we are of the opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the 2026 Plan Shares to be issued in accordance with the 2026 Plan and the ESPP Shares to be issued in accordance with the ESPP and that, when (a) the 2026 Plan Shares have been issued and sold as contemplated in the Registration Statement and related prospectus and in accordance with the 2026 Plan and any applicable award agreement, and, where applicable, the consideration for the 2026 Plan Shares specified in the 2026 Plan and any applicable award agreement has been received by the Company, the 2026 Plan Shares will be validly issued, fully paid and nonassessable; and (b) the ESPP Shares have been issued and sold as contemplated in the Registration Statement and related prospectus and in accordance with the ESPP, and the consideration for the ESPP Shares specified in the ESPP has been received by the Company, the ESPP Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein with respect to the laws of any jurisdiction other than, subject to the limitations and assumptions contained herein, the General Corporation Law of the State of Delaware.

This opinion letter speaks only as of the date the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion letter thereafter. This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Faegre Drinker Biddle & Reath LLP

FAEGRE DRINKER BIDDLE & REATH LLP

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